Exhibit 99.1

SOHU.COM REPORTS SECOND QUARTER 2007 UNAUDITED FINANCIAL RESULTS

Second Quarter 2007 Brand Advertising Revenues Reach US$26.6 million, Exceeding High End of Guidance by US$1.6 Million, Up 38% Year-on-Year;

Second Quarter 2007 Total Revenues Reach US$39.0 million, Exceeding High End of Guidance by US$1.5 Million, Up 14% Year-on-Year;

Second Quarter 2007 Non-GAAP Fully Diluted EPS Is US$0.21, Exceeding High End of

Guidance

BEIJING, CHINA, August 1, 2007 – Sohu.com Inc. (NASDAQ: SOHU), China’s leading online media, search, mobile value-added services and online gaming company, today reported unaudited financial results for the second quarter ended June 30, 2007.

Second Quarter Highlights:

•

Record brand advertising revenues of US$26.6 million, up 38% year-on-year and 13% quarter-on-quarter, exceeding company guidance, demonstrating robust momentum in advertisers’ spending as Sohu enjoys dominant advantages surrounding the Beijing 2008 Olympic Games

•	Record advertising revenues of US$28.4 million, up 24% year-on-year and 11% quarter-on-quarter, exceeding company guidance.

•	Non-advertising revenue of US$10.6 million, down 6% year-on-year and up 42% quarter-on-quarter, exceeding company guidance.

•	Total revenues of US$39.0 million, up 14% year-on-year and 18% quarter-on-quarter, exceeding company guidance.

•	Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$8.1 million or US$0.21 per fully diluted share, exceeding company guidance.

•	GAAP net income of US$5.7 million or US$0.15 per fully diluted share.

•

On May 9, the Company launched its in-house developed massive multiplayer online role-playing game (MMORPG) Tian Long Ba Bu (TLBB). For the period from May 10 to June 30, 2007, TLBB generated revenues of US$2.3 million with peak concurrent users exceeded 400,000.

•	On July 21, the Company debuted Sohu 3.0, a comprehensive package of fully integrated online products including Sohu Blog, Sohu Passport and Sohu Web-based Messenger.

•

Explanation of the Company’s non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and the “Reconciliation to Unaudited Condensed Consolidated Statements of Operations.”

Dr. Charles Zhang, Chairman and CEO of Sohu.com, stated, “We are pleased to report outstanding second quarter results for Sohu, exceeding our expectations in each of our revenue categories and earnings. Our dominant advantages surrounding the Beijing 2008 Olympic Games – as official Internet Content Sponsor and operator of beijing2008.cn, exclusive strategic partner of China Interactive Sports, and exclusive Internet Content Partner for Team China – are paying off. Advertising revenue momentum continues to accelerate as our unmatched content strength brings in more users, increased traffic and new advertisers.”

Second Quarter Financial Results

Total revenues for second quarter ended June 30, 2007 totaled US$39.0 million, compared to revenues of US$33.1 million for first quarter ended March 31, 2007, and US$34.1 million for second quarter ended June 30, 2006.

Gross margin of 61% in second quarter of 2007 increased from 60% in the previous quarter and decreased from 63% in the same period of 2006. Non-GAAP gross margin was 62% in the second quarter of 2007, up from 61% in the previous quarter and down from 64% in the same period of 2006.

Net income for second quarter of 2007 was US$5.7 million or US$0.15 per fully diluted share. Non-GAAP net income for second quarter of 2007 was US$8.1 million or US$0.21 per fully diluted share. This compares to non-GAAP net income of US$7.0 million or US$0.18 per fully diluted share for first quarter 2007 and US$8.4 million or US$0.22 per fully diluted share for second quarter of 2006 which included a gain on early redemption of convertible notes of US$0.8 million.

Advertising revenues for second quarter of 2007 totaled US$28.4 million, an 11% quarter-on-quarter increase and a 24% year-on-year increase. Advertising revenues, consisting of US$26.6 million in brand advertising and US$1.8 million in sponsored search, accounted for 73% of total revenues in the second quarter of 2007. Brand advertising revenues for second quarter of 2007 increased 13% quarter-on-quarter and 38% year-on-year. Sponsored search revenues for second quarter of 2007 decreased 16% quarter-on-quarter and 50% year-on-year. Advertising gross margin for second quarter of 2007 was 62%, flat with the previous quarter and down from 70% in the second quarter of 2006. Non-GAAP advertising gross margin for second quarter of 2007 was 64%, flat with the previous quarter and down from 71% in the second quarter of 2006.

For the second quarter of 2007, Sohu’s non-advertising revenues, which are derived mainly from wireless value-added services and online games, were US$10.6 million, representing 27% of total revenues. Non-advertising gross margin was 56%, compared to 52% in the previous quarter and 50% in second quarter of 2006. Non-GAAP non-advertising gross margin was 56%, compared to 52% in the previous quarter and 50% in second quarter of 2006. The increase in non-advertising gross margin was primarily due to the commercial launch of TLBB.

For second quarter of 2007, Sohu’s operating expenses totaled US$18.7 million. Non-GAAP operating expenses totaled US$16.7 million, an increase of 22% from the previous quarter and up 19% year-on-year. The quarter-on-quarter and year-over-year increases were mainly due to continued investment in product development and Sohu branding, as well as marketing expenses in promoting TLBB.

As of June 30, 2007, Sohu’s balance of cash, cash equivalents and investments in marketable debt securities was US$113.1 million, compared to US$97.5 million and US$129.7 million as of March 31, 2007 and December 31, 2006, respectively.

Carol Yu, Co-President and CFO of Sohu.com, commented, “We are very pleased with our second quarter results. We look forward to accelerating momentum during the run-up to the Beijing 2008 Olympic Games through continued solid execution of our Olympic strategy. In addition, we will closely monitor progress of TLBB and strive to capitalize on its initial success.”

Business Outlook

Sohu estimates total revenues for third quarter 2007 to be between US$45 million to US$47 million, with advertising revenues of US$30 million to US$31 million and non-advertising revenues of US$15 million to US$16 million. Sohu estimates brand advertising revenues for the third quarter of 2007 to be between US$28.5 million to US$29.5 million.

Sohu estimates non-GAAP fully diluted earnings per share for the third quarter of 2007 to be between US$0.25 and US$0.27.

Assuming no new grants of share-based awards, Sohu estimates share-based compensation expense for the third quarter of 2007 to be between US$2.0 million and US$2.1 million. The estimated impact of this expense is expected to reduce Sohu’s fully diluted earnings per share for the third quarter of 2007, under US GAAP, by US$0.05.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu’s management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R, effective from January 1, 2006. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu’s management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commission and bonus are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu’s current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expenses is that the share-based compensation charge has been and will continue to be a significant recurring expense in our business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu’s unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu’s income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

In previous quarters, most of costs and expenses for the game department were related to product development and research. Accordingly, Sohu recorded all such costs and expenses in product development expenses in its statements of operations. Beginning April 1, 2007, in order to better present operation results to enhance comparability with industry peers, Sohu reclassified expenses in related to game operations, mainly salary and benefits of game masters, from product development expense to cost of online game revenues. To conform with current period presentations, the relevant amounts for prior periods have been reclassified. Such reclassification amounted to US$275,000 and US$319,000 for the three months ended March 31, 2007 and June 30, 2006, respectively, and amounted to US$642,000 for the six months ended June 30, 2006.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu’s next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People’s Republic of China, fluctuations in Sohu’s quarterly operating results, Sohu’s historical and possible future losses and limited operating history, and the company’s reliance on online advertising sales, wireless services (most wireless revenues are collected from a few mobile network operators), and online games for its revenues. Further information regarding these and other risks is included in Sohu’s annual report on Form 10-K for the year ended December 31, 2006, and other filings with the Securities and Exchange Commission.

Conference Call

Sohu’s management team will host a conference call on the same day at 8:00 PM EST, August 1, 2007 (or 8:00 AM, August 2, 2007 Beijing/Hong Kong time) following the quarterly results announcement.

To listen to the conference call, please use the dial in numbers below:

USA Toll Number: 1-800-500-3792

International: 1-719-457-2734

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: 1-888-203-1112

International: 1-719-457-0820

PASSCODE: 1417067

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China’s premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. Sohu offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. The company also operates two massive multi-player online role-playing games, namely Tian Long Ba Bu and Blade Online, and a casual game platform. Sohu.com, established by Dr. Charles Zhang, one of China’s Internet pioneers, is in its eleventh year of operation.

Sohu.com Contact Information

Erin Sheng

Manager

Investor Relations and Corporate Communications

Tel: +86 10 6272 6596

E-mail: ir@contact.sohu.com

http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Six Months Ended
	Jun. 30, 2007	Mar. 31, 2007	Jun. 30, 2006	Jun. 30, 2007	Jun. 30, 2006
Revenues:
Advertising
Brand advertising	$26,632	$23,527	$19,304	$50,159	$35,979
Sponsored search	1,747	2,086	3,526	3,833	6,976

Subtotal of advertising revenues	28,379	25,613	22,830	53,992	42,955

Non-advertising
Wireless	6,588	5,576	8,994	12,164	17,003
Online game	3,825	1,617	2,121	5,442	4,207
Others	196	280	129	476	323

Subtotal of non-advertising revenues	10,609	7,473	11,244	18,082	21,533

Total revenues	38,988	33,086	34,074	72,074	64,488
Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $415, $412, $264, $827 and $603, respectively)	9,287	8,144	5,610	17,431	9,941
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $22, $19, $22, $41 and $44, respectively)	1,383	1,578	1,247	2,961	2,339

Subtotal of advertising cost of revenues	10,670	9,722	6,857	20,392	12,280

Non-advertising
Wireless	3,175	2,610	4,464	5,785	8,276
Online game (includes stock-based compensation expense under SFAS 123 (R) of $15, $16, $18, $31 and $37, respectively)	1,401	869	1,014	2,270	2,035
Others (includes share-based compensation expense under SFAS 123(R) of $4, $4, $5, $8 and $10, respectively)	132	99	131	231	225

Subtotal of non-advertising cost of revenues	4,708	3,578	5,609	8,286	10,536

Total cost of revenues	15,378	13,300	12, 466	28,678	22,816
Gross profit	23,610	19,786	21,608	43,396	41,672
Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $741, $780, $351, $1,521 and $825, respectively)	5,494	4,679	4,298	10,173	8,218
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $438, $447, $298, $885 and $746, respectively)	9,457	7,290	7,033	16,747	13,407
General and administrative (includes share-based compensation expense under SFAS 123(R) of $761, $806, $313, $1,567 and $737, respectively)	3,414	3,358	3,199	6,772	6,275
Amortization of intangibles	310	379	509	689	1,018

Total operating expenses	18,675	15,706	15,039	34,381	28,918

Operating profit	4,935	4,080	6,569	9,015	12,754

Other (expense) income	(120)	(120)	711	(240)	643
Interest income	1,057	769	787	1,826	1,316

Income before income tax expense	5,872	4,729	8,067	10,601	14,713
Income tax expense	(163)	(282)	(303)	(445)	(746)

Income from continuing operations	5,709	4,447	7,764	10,156	13,967
Minority Interests	18	12	—	30	—

Net income from continuing operations	5,727	4,459	7,764	10,186	13,967
(Loss) gain from discontinued E-commerce operations	(20)	7	(592)	(13)	(757)

Net Income	$5,707	$4,466	$7,172	$10,173	$13,210

Basic net income per share	$0.15	$0.12	$0.19	$0.28	$0.36

Shares used in computing basic net income per share	36,903	36,722	36,943	36,813	36,856

Diluted net income per share	$0.15	$0.12	$0.19	$0.27	$0.34

Shares used in computing diluted net income per share	39,130	38,986	39,474	39,059	39,430

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	As of Jun. 30, 2007	As of Dec. 31, 2006
	(Unaudited)	(Audited)
ASSETS
Cash, cash equivalents and investments in marketable debt securities	$113,139	$129,698
Accounts receivable, net	29,041	23,825
Prepaid and other current assets	7,296	5,961
Fixed assets, net	61,119	21,453
Goodwill	55,055	54,986
Intangible assets, net	7,435	8,360
Restricted cash	3,800	4,774
Other assets, net	3,935	4,534

	$280,820	$253,591

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$43,340	$37,795
Zero coupon convertible senior notes	59,780	59,780

Total liabilities	103,120	97,575
Minority interests	23	53

Shareholders’ equity	177,677	155,963

	$280,820	$253,591

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Jun. 30, 2007					Three Months Ended Mar. 31, 2007					Three Months Ended Jun. 30, 2006
	GAAP	Non-GAAP Adjustments			Non-GAAP	GAAP	Non-GAAP Adjustments			Non-GAAP	GAAP	Non-GAAP Adjustments			Non-GAAP
Advertising revenues	$28,379	$—			$28,379	$25,613	$—			$25,613	$22,830	$—			$22,830
Less: Cost of advertising revenues	10,670	(437)	(a	)	10,233	9,722	(431)	(a	)	9,291	6,857	(286)	(a	)	6,571

Advertising gross profit	$17,709	$437			$18,146	$15,891	$431			$16,322	$15,973	$286			16,259

Advertising gross margin	62%				64%	62%				64%	70%				71%

Non-advertising revenues	$10,609	$—			$10,609	$7,473	$—			$7,473	$11,244	$—			$11,244
Less: Cost of non-advertising revenues	4,708	(19)	(a	)	4,689	3,578	(20)	(a	)	3,558	5,609	(23)	(a	)	5,586

Non-advertising gross profit	$5,901	$19			$5,920	$3,895	$20			$3,915	$5,635	$23			$5,658

Non-advertising gross margin	56%				56%	52%				52%	50%				50%

Total revenues	$38,988	$—			$38,988	$33,086	$—			$33,086	$34,074	$—			34,074
Less: Total cost of revenues	15,378	(456)	(a	)	14,922	13,300	(451)	(a	)	12,849	12,466	(309)	(a	)	12,157

Gross profit	$23,610	$456			$24,066	$19,786	$451			$20,237	$21,608	$309			$21,917

Gross margin	61%				62%	60%				61%	63%				64%

Operating expenses	$18,675	$(1,940)	(a	)	$16,735	$15,706	$(2,033)	(a	)	$13,673	$15,039	$(962)	(a	)	$14,077

Net income	$5,707	$2,396			$8,103	$4,466	$2,484			$6,950	$7,172	$1,271			$8,443

Diluted net income per share	$0.15				$0.21	$0.12				$0.18	$0.19				$0.22

Shares used in computing diluted net income per share	39,130				39,675	38,986				39,582	39,474				39,780

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Six Months Ended Jun. 30, 2007					Six Months Ended Jun. 30, 2006
	GAAP	Non-GAAP Adjustments			Non-GAAP	GAAP	Non-GAAP Adjustments			Non-GAAP
Advertising revenues	$53,992	$—			$53,992	$42,955	$—			$42,955
Less: Cost of advertising revenues	20,392	(868)	(a	)	19,524	12,280	(647)	(a	)	11,633

Advertising gross profit	$33,600	$868			$34,468	$30,675	$647			$31,322

Advertising gross margin	62%				64%	71%				73%

Non-advertising revenues	$18,082	$—			$18,082	$21,533	$—			$21,533
Less: Cost of non-advertising revenues	8,286	(39)	(a	)	8,247	10,536	(47)	(a	)	10,489

Non-advertising gross profit	$9,796	$39			$9,835	$10,997	$47			$11,044

Non-advertising gross margin	54%				54%	51%				51%

Total revenues	$72,074	$—			$72,074	$64,488	$—			$64,488
Less: Total cost of revenues	28,678	(907)	(a	)	27,771	22,816	(694)	(a	)	22,122

Gross profit	$43,396	$907			$44,303	$41,672	$694			$42,366

Gross margin	60%				61%	65%				66%

Operating expenses	$34,381	$(3,973)	(a	)	$30,408	$28,918	$(2,308)	(a	)	$26,610

Net income	$10,173	$4,880			$15,053	$13,210	$3,002			$16,212

Diluted net income per share	$0.27				$0.39	$0.34				$0.42

Shares used in computing diluted net income per share	39,059				39,629	39,430				39,583

Note:

(a)	To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).